UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PANTOP CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	3679	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 3906, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong
(address of principal executive offices)

Registrant's telephone number, including area code:	+852 5495 3987

Registrant's fax number, including area code:	+852 2149 7094

Copies of all communications to:
Grenfell Capital Limited Suite 705, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong (Name and address of agent for service of process)

Telephone:	+852 8120 7213
Fax:	+1 323 843 1095
Email:	corp@grenfellcapital.com

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|      Accelerated filer |__|      Non-accelerated filer |__|      Smaller reporting company | X |

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTERD FEE
Common Stock	5,000,000	$0.02	$100,000.00	$12.88

(1)	This price was arbitrarily determined by Pantop Corporation.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

PANTOP CORPORATION

5,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated [    ]

This prospectus relates to our offering of 5,000,000 new shares of our common stock at an offering price of $0.02 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a "best efforts" basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 5,000,000 shares ($100,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our Officer and Director, who will not be paid any commission for such sales. The Company sole Officer and Director intends to market the shares and identify potential investors through use her personal contacts and network to promote the shares to her friends, family members, business partners and associates.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.02	None	$0.02
Total (maximum offering)	$100,000	None	$100,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.02 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the"JOBS Act") and are subject to reduced public company reporting requirements. Details please refer to Page 5 description of emerging growth company definition and points related to emerging growth company in Risk Factor section.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: [     ]

Summary

PANTOP CORPORATION

The Company

We were incorporated as Pantop Corporation on May 6, 2014 in the State of Nevada for the purpose of designing and selling of Hermetically Sealed Microelectronic Packages, using both Glass-To-Metal-Seal and High Temperature Cofired Ceramic (HTCC) technology. Within the main business unit Hermetic Sealed Microelectronic Package, Pantop Corporations intends to develop a complete customer interface, engineering and production capability to address opportunities for its product lines across Optical Communication, Telecommunication, and Industrial markets. We are a development stage company and have not generated any revenues to date. Our business will likely fail unless we achieve sales revenue sufficient to fund ongoing operations by the mid-point of the third quarter of the fiscal year that began on June 30, 2014.

We are not a "blank check" company and have no plans to engage in a merger or acquisition with any other company or other entity. We have no plans to acquire any other business and we have no intention of using investor funds or any other resources for that purpose. We plan to conduct the business disclosed herein and intend to use the proceeds from this offering in furtherance of our Hermetically Sealed Microelectronic Packages business as disclosed in more detail under the heading labeled "Use of Proceeds."

As of June 30, 2014, we had $7,566 in current assets and $5,059 in current liabilities. Accordingly, we had working capital of $2,507 as of June 30, 2014. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 5,000,000 shares of our common stock at an offering price of $0.02 per share (the "Offering"). Our business plan is to use the proceeds of this offering for engineer consultancy cost and the order of certain materials, outsourcing manufacturing to downstream factories, and marketing through website, local exhibitions and by other means. The shares are being offered by us on a "best efforts" basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 5,000,000 shares ($100,000).

Our principal office address is Suite 3906, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong. Our phone number is +852 5495 3987 and the to-be-developed website is www.pantopcorp.com. And our fiscal year end is June 30.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

1.	A requirement to have only two years of audited financial statements and only two years of related MD&A;
2.	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
3.	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
4.	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates. We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see "Financial Statements from Page F1 to F9."

The Offering

Securities Being Offered	Up to 5,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.02 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	N/A

Maximum Number of Shares To Be Sold in This Offering	5,000,000

Securities Issued and to be Issued	12,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole Officer and Director, Ms. Lijuan Hao, owns an aggregate of 83.33% of the common shares of our company and therefore have substantial control; Grenfell Capital Limited owns 16.67% of the common shares before new issuance. Upon the completion of this offering, our sole Director and Officer and Grenfell Capital Limited will own an aggregate of approximately 58.82% and 11.76%, respectively, of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	17,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $100,000. We intend to use these proceeds to execute our business plan as set out in Use of Proceeds section on pages 13-14 of this Prospectus.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in "Financial Statements" and with " Management’s Discussion and Analysis of Financial Condition And Results Of Operations" appearing elsewhere in this Prospectus.

Summary Financial Information
Balance Sheet Data	May 6, 2014 (date of inception) to June 30, 2014 (audited)
Cash	$3,901
Deposit	2,500
Prepayments	1,165
Total Current Assets	7,566
Total Current Liabilities	5,059
Total Stockholder’s Equity (Deficit)	2,507
Statement of Operations	May 6, 2014 (date of inception) to June 30, 2014 (audited)
Revenue	$0
Net Profit (Loss) for Reporting Period	$(9,493)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business

If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the acquisition of certain materials and equipment, engineering consultancy and marketing throughout local industrial exhibitions and electronic fairs, probably professional manufacturing procedure consultation, and other start-up costs. Our the most ideal cash requirements over the next coming twelve months are expected to be approximately $100,000, major expense consisting of approximately for $10,500 on professional fee for this Offering, consisting of approximately $49,000 for order material for outsourcing manufacturing, $14,000 for marketing, $24,000 for Engineering consultation specialized in manufacturing procedure management and control, and the rest for administrative and web development expenses. As of June 30, 2014, we had cash on hand in the amount of $3,901 and working capital in the amount of $2,507. Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount. In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations by the mid-point of the third quarter of our fiscal year beginning June 30, 2014, we will be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained sales growth. These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we have limited experience marketing our services, designing customized products and working with the machinery manufacturing downstream factories, we may find it difficult to smooth the entire working system, generate significant revenue and we face a high risk of business failure.

Our management has very little experience marketing our services and designing customized products for clients. We have not commenced operations in the past few months, let alone taken our first customer order, and have not yet completed any project. Our experience in marketing our products to date has consisted of informal contacts with potential purchasers and we lack a proven track record of supplying high quality products on which to rely on marketing to potential customers. Because of our very limited experience in marketing our services and monitoring downstream collaborative machinery manufacturing factories in manufacturing our self-designed products, we can provide no assurance that we will be able to successfully deliver the order, generate significant sales or net profits. We have not earned any revenues as of the date of this prospectus, and we face a high risk of business failure.

We have not found a suitable and capable machinery manufacturing factories to be our downstream factories yet. We may find it difficult to manufacture products even though we successfully complete designing the engineering samples for the customers, which will seriously affect our ability to generate revenue, negatively affect our reputation, and eventually we may face a high risk of business failure.

Due to our limited financial resources, our management has not started searching for the suitable and capable machinery factories to be our manufacturers. Evaluating and searching for a qualified downstream producer is time and energy consuming, to find a qualified manufacturer is essential to the success of our business. Even if the downstream producer can be found in a very short time, smooth operation between our Company and the factory will depend on knowledge and technical transfer to make the product. Furthermore, there is a possibility that the downstream factories cannot produce our designed products to our specification and standard.

Because our sole Director and Officer has no prior experience as a Chief Executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole Director and Officer, Ms. Hao, lacks any prior experience as a company Chief Executive. In addition, Ms. Hao does not have any business experience beyond her past position as a head of Equipment & Mechanical Lubrication Department of Shenzhen Seg-HITACHI Display Devices Co. Ltd. Our competitors will likely have substantially more experienced management as well as greater revenue and resources. We believe competition in the market for our services will be based primarily on product designing innovation, price, and timely completion and high quality hermetically sealed microelectronic packages. Due to more experienced management and greater overall resources, our competitors will have a significant advantage over us and we may struggle to grow our sales effectively and achieve long term profitability. In addition, Ms. Hao has no experience managing a publicly reporting company. Accordingly, Ms. Hao will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

Because we do not have a corps of experienced personnel, our ability to expand our operations and to grow revenues over time may be limited.

We have no full time employees and will rely upon individuals working as independent consultants on an as-needed basis to assist with the manufacturing and quality control process for our orders. Our competitors may have rosters of experienced full time personnel which will enable them to expand more rapidly, handle a larger volume of business, and thereby continue to maintain their larger market shares. Accordingly, our ability to significantly expand our operations and to engage in the design and manufacturing of multiple orders at one time may be hindered during the immediate future and our prospects for growth of our revenue base may be limited.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of June 30, 2014, we had cash in the amount of $3,901. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because our president has only agreed to provide her services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ms. Hao, our sole Officer and Director and the designer and primary developer of our products, devotes 10 to 15 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside consultants to assist with the performance of our projects on an as-needed basis. If the demands of our business require the full business time of Ms. Hao, it is possible that she may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our President and sole Director and Officer, Ms. Lijuan Hao, will own approximately 58.82% of our outstanding common stock, if the maximum number of shares is sold, investors may find that corporate decisions influenced by Ms. Lijuan Hao are inconsistent with the best interests of other stockholders.

Ms. Lijuan Hao is our sole Director and Officer. She will own approximately 58.82% of the outstanding shares of our common stock, if the maximum number of shares is sold. Accordingly, she will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sales of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Lijuan Hao may still differ from the interests of the other stockholders.

The direction Ms. Hao takes in the Company may also differ from the interests of the other stockholders. She has sole power to decide every aspect of our business, including fundamental decisions like raising money, which could dilute your ownership in our Company, spending investment funds and any future revenue, pursing business direction, deciding on what contracts to sign and other important matters These decisions may differ radically from the choices you would make as an investor in our Company.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time. We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations. In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations. We expect that, during our next coming up twelve months of operations following the effectiveness of our Registration Statement, we will occur additional costs for professional fees in the approximate amount of $10,500. These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

Risks Related To the Industry and Market

If the target market can not be recovered soon, our business will fail.

Our target markets are the telecommunication and the industrial markets. For the telecommunication markets, it has recently experienced an exceptional crisis with a slight recovery in 2008 but still hampered by the effects of the global economic crisis of 2009. Nevertheless, the upward trend is expected to intensify over the coming years to fill the demand for more traffic transmission. For the industrial sector, this ne of our most important target market is the telecommunication, which contains a large sector of anti-collision radar ("intelligent" speed regulators). This global market has experienced an exceptional crisis in both its expansion and duration, which are currently in a down-market shift. It has slightly recovered in the recent two years, however, there is no hint of recovery sign of this market. Therefore, both the telecommunication and the industrial sector may not recover and this it may detrimentally affect the Company's to success in the business and our business may fail.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of cooperative arrangements with certain of our Chinese downstream manufacturers. We are considered foreign persons under PRC law. As a result, we are subject to PRC law limitations on manufacturing and trading. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

As our hermetically sealed microelectronic packages products offered through the internet expands, we expect an increasing portion of our business operations would likely be conducted in China, including receiving orders from China since this product’s mass production hasn’t been taken off due to the technology barriers, most likely our collaborative downstream manufacturers will be picked in mainland China, and China telecommunication market has been booming in the resent years. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, controlling of foreign exchange and allocation of resources. While China's economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by governmental control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

Our future collaborative downstream manufacturers will be picked in mainland China, which means we will conduct an increasing portion our business through affiliated entities based in China. Our operations in China are governed by PRC laws and regulations. These new downstream cooperative manufacturers are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedent value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on governmental policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related To Legal Uncertainty

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned development, we may become subject to legal actions based on a claim that our planned hermetically sealed microelectronic packages products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

If we are not granted trademark and copyright protection for our designs, we may have difficulty safeguarding our designs, potentially resulting in our competitors utilizing them, thereby impairing our ability to achieve profitable operations.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and original designs in China. To date, we have sought no intellectual property rights protection. No assurance can be given that any intellectual property rights owned by us will not be challenged, invalidated or circumvented, that any rights granted will provide competitive advantages to us. Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as us. There is no assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought. The failure to adequately protect our intellectual property could result in our competitors utilizing our core technology/process, and impairing our ability to achieve profitable operations.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because regulatory sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of the common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.02 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per share value of your common stock.

We are an "emerging growth company," and any decision on our part to comply only with certain reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three years period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to "emerging growth companies" and expect to continue to do so.

The JOBS ACT allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Reporting requirements under the exchange act and compliance with the SARBANES-OXLEY ACT OF 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an "emerging growth company." The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Forward-Looking Statements

We have made statements in this Prospectus, including under "Prospectus Summary," "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Description of Business" and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "potential," "predict," "continuing," "ongoing," "expect,", "we believe," "we intend," "we prepare", "may," "should," "will," "could" and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;
•	projections of costs, revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading "Risk Factors" above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Use of Proceeds

The net proceeds to us from the sale of up to 5,000,000 shares of common stock offered at a public offering price of $0.02 per share will vary depending upon the total number of shares sold. We are conducting this Offering on a best-effort basis. There is no minimum amount of shares we are required to sell nor is a minimum amount of money we are required to raise from this Offering. If we well all of the shares offered, we will receive $100,000 in gross proceeds, but there can be no assurance that all or any of the shares will be sold.

The following table summarizes in the next page, in order of priority the anticipated application of the proceeds we will receive from this offering if 25%, 50%, 75% and 100% number of shares is sold in this offering by the Company:

Business development expenses consist primarily of office expenses, marketing expenses, and acquisition of certain materials. And the compensation for personnel like engineering consultation and professional fee take a huge portion of our use of proceed. We plan to use the proceeds from this offering to introduce our designed of hermetic sealed microelectronic package products to the target mainly Telecommunications and Industrial markets. Following the raising of the necessary funds from this prospectus, we anticipate to commence marketing our services and products, select the downstream factories, and manufacturing our first engineering sample order from first customer in the next 12 month. We are unable to predict whether there will be any direct financial impact from the planned business development and there can be no assurance our product development plans will achieve any of the benefits we anticipate.

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold
Gross Proceeds from this Offering	$25,000	$50,000	$75,000	$100,000

Planned Expenditures:
Offering Expenses
-Legal and Accounting	$7,000	$7,000	$7,000	$7,000
-SEC Filing Fees	$3,000	$3,000	$3,000	$3,000
-Postage/Printing	$500	$500	$500	$500
Sub-total	$10,500	$10,500	$10,500	$10,500

Less:
Business Development
-Domain Name Fee	$10	$10	$10	$10
-Web Development	$500	$800	$900	$1,000
-Marketing	$4,936	$9,000	$11,250	$14,000
-Material	$3,500	$16,800	$27,000	$49,000
Sub-total	$8,946	$26,610	$39,160	$64,010

Less:
Admin. Expenses
-Registered Agent Fee - Nevada	$129	$129	$129	$129
-Annual List Fee	$325	$325	$325	$325
-Telephone/Printing/Mail/Office/Misc	$100	$300	$600	$800
-Engineer Consultation	$5,000	$12,000	$24,000	$24,000
-Others	$0	$136	$286	$236
Sub-total	$5,554	$12,890	$25,340	$25,490

Grand Expenditures	$25,000	$50,000	$75,000	$100,000

Investors must be aware that the above figures represent only estimated costs.

We believe our anticipated funds from this Offering and the cash we currently have, will provide us with sufficient funds to meet our cash requirements for our business operations for at least twelve months following the date of this registration statement provided that we are able to successfully complete this Offering at or near the maximum offering amount. Moreover, none of the offering proceeds we receive will be used to make loans to Directors.

Our description represents our best estimate of the allocation of the proceeds of this offering based upon our start-up stage. Our estimates may prove to be inaccurate. We based this estimate on various assumptions, including our anticipated sales, marketing expenditures, and consultancy fee of professional engineers to monitor the quality control and assurance, etc. If any of these factors changes, we may find it necessary to reallocate a portion of the proceeds within the above described categories. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations.

Determination of Offering Price

The $0.02 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole Director and Officer for common equity since the Company’s inception on May 6, 2014. The Company’s sole Officer and Director paid $0.001 per share, a difference of $0.199 per share lower than the sale price in this offering.

The historical net tangible book value as of June 30, 2014 was $2,507 or $0.00021 per share. The following assumes the sale of 100% of the shares of common stock in this offering. After giving effect to the sale of 5,000,000 shares at an offering price of $0.02 per share of common stock, the new investors’ capital contributions reach to the maximum amount as $100,000, as 89.29% of the capital. Thus, the percentage of ownership after offerings reaches as high as 29.41%. Other figures as illustrated in the following table:

If 100% shares are sold:
Public offering price per share of common stock	$0.02000
Net tangible book value per share prior to offering	$0.00021
Increase per share attributable to new investors	$0.00638
Net tangible book value per share after offering	$0.00659
Dilution per share to new investors	$0.01341

The following assumes the sale of 75% of the shares of common stock in this offering. After giving effect to the sale of 3,750,000 shares at an offering price of $0.02 per share of common stock, the new investors’ capital contributions reach to the amount as $75,000, as 86.21% of the capital. Thus, the percentage of ownership after offerings reaches as much as 23.81%. Other figures as illustrated in the following table:

If 75% shares are sold:
Public offering price per share of common stock	$0.02000
Net tangible book value per share prior to offering	$0.00021
Increase per share attributable to new investors	$0.00531
Net tangible book value per share after offering	$0.00552
Dilution per share to new investors	$0.01448

The following assumes the sale of 50% of the shares of common stock in this offering. After giving effect to the sale of 2,500,000 shares at an offering price of $0.02 per share of common stock, the new investors’ capital contributions reach to the amount as $50,000, as 80.65% of the capital. Thus, the percentage of ownership after offerings reaches 17.24%. Other figures as illustrated in the following table:

If 50% shares are sold:
Public offering price per share of common stock	$0.02000
Net tangible book value per share prior to offering	$0.00021
Increase per share attributable to new investors	$0.00407
Net tangible book value per share after offering	$0.00428
Dilution per share to new investors	$0.01572

The following assumes the sale of 25% of the shares of common stock in this offering. After giving effect to the sale of 1,250,000 shares at an offering price of $0.02 per share of common stock, the new investors’ capital contributions reach to the amount as $25,000, as 67.57% of the capital. Thus, the percentage of ownership after offerings reaches as 9.43%. Other figures as illustrated in the following table:

If 25% shares are sold:
Public offering price per share of common stock	$0.02000
Net tangible book value per share prior to offering	$0.00021
Increase per share attributable to new investors	$0.00258
Net tangible book value per share after offering	$0.00279
Dilution per share to new investors	$0.01721

Plan of Distribution, Terms of the Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by our sole Director and Director

We are offering up to a total of 5,000,000 shares of common stock. The offering price is $0.02 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 5,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a "best efforts" basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our sole Director and Officer The sole Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will she register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officer and Director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our sole Director and Officer will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our sole Director and Officer from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you can either deliver cash, a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "Pantop Corporation".

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of June 30, 2014, there were 12,000,000 shares of our common stock issued and outstanding. Our shares are currently held by two (2) stockholders of record. So far, we have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

 Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

HKCMCPA Company Limited, Certified Public Accountants, located at Unit 602, 6/F Hoseinee House, 69 Wyndham Street, Central, Hong Kong, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HKCMCPA Company Limited has presented their report with respect to our audited financial statements. The report of HKCMCPA Company Limited is included in reliance upon their authority as experts in accounting and auditing.

David E. Price, PC, located at #3 Bethesda Metro Centre, Suite 700, Bethesda, MD 20814, our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

Company Overview

Pantop Corporation was incorporated on May 6, 2014 under the laws of the state of Nevada and its fiscal year end is on June 30. The Company designs Hermetically Sealed Microelectronic Packages, using both Glass-To-Metal-Seal and High Temperature Cofired Ceramic (HTCC) technology as defined below. Within the main business unit of Hermetic Package, Pantop Corporations intends to develop a complete customer interface, engineering and production capability to address opportunities for its product lines across Optical Communication, Telecommunication, and Industrial markets. We have not start to develop our company or implement any business operation yet. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

Through this offering, we are seeking funding for the purpose of acquiring certain materials for use in the construction of our planned products, building relationship with the downstream manufactures, funding certain anticipated labor costs, developing marketing materials and funding our anticipate legal and accounting compliance costs. Until we have obtained adequate financing, our founder and executive officer, Ms. Lijuan Hao, will be primarily responsible for marketing our products, designing hermetically sealed microelectronic packages to meet customer orders, and overseeing production and quality assurance of the downstream factories.

Products

Pantop plans to design, oversee manufacturing of the downstream factories and sell hermetic sealed microelectronic packages for the protection and interconnection of a variety of electronic or photonic chips. Unlike plastic, hermetic products protect against various environmental conditions, including change in atmospheric pressure, humidity/moisture, soil/grime, and other natural hazards that would otherwise disrupt electrical connections or damage delicate electronics within a hermetic product. Hermetic sealed microelectronic packages are constructed from materials that offer continuity of use over a long period so end users can be rest assured that their electronics are secure and safe. High reliability of hermetic sealed microelectronic packages in providing protection in harsh environmental conditions is unmatched. Pantop’s hermetic sealed microelectronic packages are intended to be manufactured to withstand rugged surroundings and are perfectly closed or sealed to offer airtight and watertight protection to meet today’s hermetic requirements.

Product Main Types

Due to different industries and various objects, each hermetic package requires to be designed individually to adapt to the application. Pantop intends to focus on few major types, including BTP packages, 3 Pins VOA packages, Kovar packages (all of which defined below), which are popular to be utilized in the two targeted markets with only slightly changed on design: Telecommunication and Industrial.

3 Pin VOA Packages	Kovar Package	BTF Package

Product applications

•	The Petrochemical industry uses hermetic package to protect sensors and electronics in downhole drilling exploration equipment.

Exhibition to dirt, oil, grime and extreme pressure, hermetic connectors, terminals and headers, as well as microelectronic packages are able to meet these stringent requirements;

•	The Aerospace industry uses hermetic connectors, hermetically sealed terminals and hermetically sealed headers in many systems within an airplane. Hermetic sealed microelectronic packages are used to ensure that the integrity of delicate electronics within a black box are maintained in case the contents of the box are ever needed;
•	The Optical Networking industry uses hermetic sealed microelectronic packages to protect delicate circuitry in the infrastructure currently being installed underground;
•	The Medical industry uses hermetic sealed microelectronic packages within the human body to protect and ensure electronic functionality in pacemakers and hearing devices; and hermetic package is an essential part of laser equipment in Medical field as well;
•	The Automotive industry uses hermetic sealed microelectronic packages to ensure sensor functionality in rollover devices and airbag equipment.

Technologies

As mentioned in the Overview section, there are two types of technologies we intend to use for our hermetic sealed micro-electronic packages:

Glass-to-metal-seal Technology

This technology involves the process of bonding glass & metal to create a hermetic seal, allowing isolated electrical current through a metal wire from outside of the metal package to the inside, without compromising the environment inside. The sensitive electronic components housed inside the package remain protected from the harsh environment outside, receiving current through the isolated wires only. Most Optical-quality glass can also be used to transmit visible & non-visible wavelengths of light to optical sensors inside the metal package. This type of technology not only reduces the cost of the steel frame of the packages but also provides the flexibility of producing the packages which cater for the telecommunication industry.

High Temperature Co-fired Ceramic Technology (HTCC)

This is a popular technology choice for hermetic packaging due to its desirable electrical properties, high mechanical strength and good thermal conductivity. Con-fired ceramic packages are fabricated through four distinct processing stages that include material preparation, green processing, sintering, and post-fire processing. Material preparation consists of milling raw materials into a dielectric “green tape” as well as conductive inks. Green processing consists of punching cavities, via punch, via fill, screen printing and lamination. Once the green process is complete, the ceramic/metal composite is “co-fired” in a carefully controlled atmosphere. Post fire processing consists of additional printing, sawing, machining and brazing. As HTCC packages are most commonly used in aerospace, medical device and mechanical equipment which is a good fit for our target industrial market.

3 Products details:

3 Pin VOA package

This is a special kind of hermetic sealed micro-electronic package which are used mostly in optical fiber areas.

Kovar package

Kovar is an iron-nickel-cobalt alloy with a coefficient of thermal expansion similar to that of hard (borosilicate) glass. Kovar package is made of this material and it is especially suitable to be used for some scenarios which require a matched-expansion seal between metal and glass parts by producing from the glass-to-metal-seal technology.

BTF package

It is also named as butterfly hermetic sealed micro-electronic package. It is normally used to laser and mechanical equipment and devices and produced from the high temperature co-fired ceramic (HTCC) technology.

Stage of Operations and Development

We anticipate that our stage of operation and development will be as set out below. However there are many factors that will vary our plans.

Once we have raised the funds to start the business, our plan of action onthe following stages:

In the very first few months, our sole Director and Officer intends to contribute her second hand office basic equipment and furniture such as computer, printer & fax all in one machine, telephone, router for wireless internet, desk and sofa etc. While establishing the office, our sole Director and Officer plans to establish the website basic structure;

In the 5th months, she plans to officially hire a third party for website development in order to set up our first brand image and getting ready for future marketing activities.

For the months from 3rd to 12th months, we intend to search and evaluate the potential downstream manufacturers for future collaboration. In addition we would introduce our three types of hermetic sealed microelectronic packages concept designed by our President to our potential customers. If the reaction from our customers are positive to our initial designs then we may start to order materials for making testing samples in the 6th month, and get ready to order materials for engineering samples as our first small engineering sample order in the period of 10th to 12th month. Accordingly, we plan to hire engineering consultant on a part time basis to monitor the production process for quality control and assurance during the same period. The ideal scenario will be we bringing the engineering consultant full time after we received orders from our customers to pay for the payroll costs of the engineering consultant.

Services

In the initial stage of the Company’s development, we may provide services based on requirements of our customers due to the uniqueness of the hermetic packages to each customer’s requirements. Without proper customized designs, there may be production failure which would lead to losses for our customers. Thus this is an essential service for cost effective manufacturing operation.

Initially, our President will provide the design services. However the Company anticipates that it will hire an experienced design expert on an as need project basis when it is sales discussion on the technical requirements with customers, thus keeping our costs and overhead down until we are at a stage where we have received sales contracts to pay for a permanent designer to our payroll.

Strategy

Pantop’s objective is to be the leading supplier of high volume hermetic sealed microelectronic packages for the above mentioned markets. The following elements, all of which are interrelated, from the basis of Pantop’ strategy:

Design first, manufacture second

As a start-up company, we are short of fund to establish a professional product manufacture line. Thus, the Company will mainly start from providing hermetic sealed microelectronic packages design solutions and services, and outsource the manufacturing to collaborated factories under the Company strict quality control and assurance system. As developing, the Company intends to slowly bring in experienced hermetic products experts to oversee the design process and production line which will depend on the sales performance and fund raising from this prospectus. In our current business plan, we anticipate hiring the expert in Q3 of our fiscal year commencing on July 1 2014.

Focus On Growing and High Volume Markets

At the establishment stage of the business, the Company will accept order for the design and manufacture of hermetic sealed microelectronic packages for different markets to build our own reputation and brand image. As the particularity of these products, each order needs to be designed separately and individually to match the applications. For some of the request small orders, the Company will gradually eliminate it to save more time for high volume products. Ideally, once the business operations start maturing, the Company plans to concentrate on a few diverse high volume markets – fiber optic telecommunications and civil infrared applications, such as laser equipment, medical machines, etc. The Company believes that these markets offer opportunities for Pantop integrating hermetic sealed microelectronic package total solutions that can add value by lowering costs improving reliability.

Low Cost, High Volume Manufacturer

Pantop believes that the business success depends on its ability to be a low cost manufacturer for high volume application. The Company believes that a low cost manufacturer must control all of the critical phases of production in order to maintain high manufacturing yields and quality assurance.

Competition

The hermetic sealed microelectronic packages industry has been monopolized by the established companies in industrial countries such as German, Japan and USA. Our competitors include Semitronic, Ametek, Complete Hermetics, Siclair, and Sinopack etc. These companies are the leaders of this type of high technology which had boost the hermetic sealed microelectronic package revolution. To a certain extent, these companies indirectly spurred the development of civil engineering, especially in the optical communication and telecommunication areas. Most of the Company’s competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company. Increased competition could adversely affect the Company’s revenue and profitability by causing it to reduce prices or by reducing demand for the Company’s products.

There is no way to avoid competition in any kind of business. However, Pantop believes its following two strong suits can earn a spot in this business at least in Asia:

Rapid Design Cycle Time

Normally in the hermetic sealed microelectronic package industry, most of the hermetic sealed microelectronic package manufacturers are not capable to provide the designing solution and service to customers. Most of the manufacturers just simply followed the design diagram to produce, but sometimes the lack of design knowledge leading to production failure. However, our founder is an experienced engineer in designing and improving mechanical equipment, who has over decade experience in designing the related parts including hermetic sealed microelectronic package. This experience will ensure the Company to rapidly design cost-effective hermetic sealed microelectronic package solutions for the target markets. In addition, our President has extension contacts in the material supply chain to ensure the Company to receive raw materials quickly to reduce manufacturing lead time. The combination of design experience and quick-turn of raw material ordering, the two capabilities allow the Company to develop engineering samples that can be ready for testing in less than two weeks.

Technology Barrier

Both the design and production require the manufacturers to master the hermetic sealed microelectronic package core technology with continuing development. As mentioned above, the Company believes it has the capability and human resource to conquer the technology barrier on a top notch leading position in Asia.

Target Market & Industry

Telecommunication

There are three means of transmitting information: traditional copper wire (ADSL), microwave radio links, and fiber optics. The latter provides the highest rate of delivery by far and is now the core of telecommunication networks.

There is a huge potential for Pantop’s packages serving in several types of optoelectronic subassemblies since they call for chips made of sensitive complex materials for which hermetic sealed microelectronic packages are required:

•	Transmitters, that transform an electronic signal into an optical signal transported by fiber;
•	Receivers, which do the opposite;
•	Modulators, which transform a continuous signal after 0 and 1;
•	Amplifiers, which amplify an optical signal by means of high powered lasers;
•	Multiplexers, which bundle, unbundle, and route communications;
•	Dispersion compensators that correct certain signal errors;
•	Wavelength switches (WSS) that allow the reuse of the same wavelength by several users.

The fiber optics telecom market has experienced an exceptional crisis in both its expansion (a sudden craze followed by an abrupt stop in a few months) and by its duration (approximately 10 years). With a slight recovery in 2008, this market has unfortunately been hampered by the effects of the global economic crisis of 2009. Nevertheless, the upward trend is expected to intensify over the coming years, the network overcapacity behind the crisis is now filled and the traffic, thus the need for data transmission, has not failed.

Only fiber optic links can respond to high-capacity needs. The growing power of the Internet, of fixed and mobile telephony, and video (quadruple play offers) in Asia, Europe and in the United States necessitates deployment of fiber optics in metropolitan networks. Fiber optic connection of office buildings, houses, and other local networks implies numerous FTTC connections and therefore packaging components.

We have also seen the return of major submarine cable projects, such as the modernization of the SEA-ME-WE4 connection (South East Asia - Middle East - West Europe 4), which links France to Singapore through 20,000 km of fiber optics or the installation of a network of 440 km of fiber (Silphium project) connecting Libya to Greece. These fiber optics transmissions call for chips made of sensitive and complex materials, for which hermetic sealed microelectronic packages are required. Therefore, the Company believes that we can offer our products and solution to the growing demand in this sector of the global Telecommunication industry if we can raise enough fund to implement our business plan.

Industrial

The industrial markets include civil aeronautics, automotive, civil infrared equipment as well as the medical or instrumentation sectors. Speed regulators is the component of automotive manufacturers, In order to produce speed regulators, it requires high quality hermetic sealed micro-electronic packages. This sector has been hit hard by the recent global economic crisis with no hint of recovery. However this is an important sector for us and we will move cautiously in this area until there is a return to this market.

Pantop prepares to offer protective packaging for engine management systems. In the automotive sector, Pantop plans to sell hermetic sealed microelectronics packages for anti-collision radar ("intelligent" speed regulators), which are currently in a down-market shift (they were previously reserved for larger luxury limos). The Company’s technical capabilities permit it to offer the components necessary for this safety equipment.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

We are considered foreign persons under PRC law. However, we are subject to PRC law limitations on manufacturing and trading. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us, if any, by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Employees

We have no other employees other than our sole Officer and Director, Lijuan Hao. Ms. Hao is our President, Treasure, Secretary, CFO, and sole member of the Board of Directors. Ms. Hao will oversee all responsibilities in the areas of corporate administration, product design, manufacturing, and marketing. Additional individuals may be engaged as independent contractors to assist in our manufacturing and design process on an as-needed basis. As our planned operations commence and as we begin to generate revenues, we may expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property but leased a service office at a monthly rate of $100 including utilities, telephone and internet access. Our principle address is Suite 3906, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong. The Company’s telephone number is +852 5495 3987 and the to-be-developed website is www.pantopcorp.com.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our Officers, Directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

(a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d) contains a toll-free telephone number for inquiries on disciplinary actions;

(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;

(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a) bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have two (2) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the Company's common stock then outstanding; or

2.	the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of June 30, 2014
F-3	Statement of Operations from May 6, 2014 (Inception) to June 30, 2014
F-4	Statement of Stockholders' Equity as of June 30, 2014
F-5	Statement of Cash Flows from May 6, 2014 (Inception) to June 30, 2014
F-6-9	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Pantop Corporation

We have audited the accompanying balance sheet of Pantop Corporation (A Development Stage Company) (the "Company") as of June 30, 2014, and the related statements of operations, stockholders' equity and cash flows for the period from May 6, 2014 (Inception) to June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, financial statements referred to above present fairly, in all material respects, the financial position of Pantop Corporation (A Development Stage Company) as of June 30, 2014, and the results of its operations and its cash flows for the period from May 6, 2014 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has deficits accumulated as at June 30, 2014 and losses for the period ended June 30, 2014. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HKCMCPA COMPANY LIMITED
HKCMCPA COMPANY LIMITED
Certified Public Accountants
Hong Kong, China

September 23, 2014

Unit 602, 6/F., Hoseinee House, 69 Wyndham Street, Central, Hong Kong
Tel: (852) 2573 2296 Fax: (852) 2384 2022	http://www.hkcmcpa.us

PANTOP CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2014

June 30
2014
$
ASSETS
Current assets:
Cash and cash equivalents	3,901
Deposit	2,500
Prepayments	1,165
Total current assets	7,566

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Amount due to a shareholder	559
Accrued liabilities	4,500
Total current liabilities	5,059

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized; 12,000,000 shares issued and outstanding	12,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(9,493)

Total stockholders' equity	2,507

Total liabilities and stockholders' equity	7,566

Refer to accompanying notes to the financial statements.

PANTOP CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 6, 2014 (INCEPTION) TO JUNE 30, 2014

May 6,
2014 (Inception)
To June 30, 2014
$

Net revenues	-
Cost of revenues	-

Gross profit	-

General and administrative expenses	9,493

Net loss	(9,493)

Net loss per share - basic and diluted	0.00

Weighted average shares outstanding - basic and diluted	12,000,000

Refer to accompanying notes to the financial statements.

PANTOP CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM MAY 6, 2014 (INCEPTION) TO JUNE 30, 2014

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)
		$	$	$	$
Balances at May 6, 2014 (inception)	1	1	-	-	1
Issuance of founder shares for cash at $0.001 per share - May 16, 2014	10,000,000	10,000	-	-	10,000
Sale of shares for cash at $0.001 per share - May 16, 2014	1,999,999	1,999	-	-	1,999
Net loss	-	-	-	(9,493)	(9,493)
Balances at June 30, 2014	12,000,000	12,000	-	(9,493)	2,507

Refer to accompanying notes to the financial statements.

PANTOP CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 6, 2014 (INCEPTION) TO JUNE 30, 2014

May 6, 2014
(Inception)
to June 30, 2014
$
Cash Flows from Operating Activities:
Net loss	(9,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepayments	(1,165)
Deposit	(2,500)
Amounts due to a shareholder	559
Accrued liabilities	4,500

Net used in operating activities	(8,099)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	12,000

Net cash provided by financing activities	12,000

Net change in cash and cash equivalent	3,901
Cash - beginning of period	-
Cash - end of period	3,901

Supplemental Disclosures of Cash Flow Information:
Interest paid	-
Income taxes paid	-

See accompanying notes to financial statements.

PANTOP CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MAY 6, 2014 (INCEPTION) TO JUNE 30, 2014

1. NATURE OF OPERATIONS

Pantop Corporation (the "Company") is a Nevada corporation, incorporated on May 6, 2014. The Company is currently a development stage company, as defined by Accounting Standards Codification ("ASC") 915 "Development Stage Entities." The Company's office is located in Hong Kong and its principal business is the provision of hermetic sealed packaging products. The Company is now focusing on raising funds, development of its website, product souring, marketing, looking for downstream factories to manufacture our designs and trading of hermetic sealed microelectronic packaging products.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated no revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary debt or equity financing to continue operations and the attainment of profitable operations.

From inception through June 30, 2014, the Company has generated no revenue and has incurred an accumulated deficit since inception totaling $9,493 at June 30, 2014 and the Company will require additional funding to pay for the ongoing operational and corporate costs. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company is a development-stage company as defined by Statement of Financial Accounting Standards No.7, Accounting and Reporting by Development Stage Enterprises ("SFAS 7 ASC 915"). The Company is considered a development-stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and principal operations, and no sales have been derived to date from its principal operations.

The Company follows FASB ASC 740 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FASB ASC 740, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FASB ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At June 30, 2014, the Company did not have a liability for unrecognized tax benefits.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2014.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of prepayment and accrued liabilities approximate their fair value because of the short-term maturities of these instruments or bear market rates of interest.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follows:

4. RELATED PARTY TRANSACTIONS

On May 6, 2014, the Company issued 1 share in the Company to our Incorporator for a subscription price $0.001 per share.

On May 16, 2014, the Company issued a total of 10,000,000 shares in the Company to our sole Director and Officer for a total subscription price of $10,000 at a price of $0.001 per share. On the same day, Grenfell Capital Limited completed the subscription agreement with us for purchasing one thousand nine hundred ninety nine thousand nine hundred and ninety nine (1,999,999) shares of common stock at a price of $0.001 per share for a total subscription price of $1,999.

On May 27, 2014, the Company paid a shareholder Grenfell Capital Limited $3,500 for corporate services and $1,200 for rental of service office for one year.

5. STOCKHOLDERS' EQUITY

As of June 30, 2014, the Company has 75,000,000 shares authorized and 12,000,000 shares issued and outstanding.

From inception through June 30, 2014, the Company issued an aggregate of 10,000,000 shares to its current director for cash of $10,000 and issued 2,000,000 shares for cash of $2,000. The total 12,000,000 shares were issued at a price of $0.001 per share.

6. INCOME TAXES

No provision was made for income tax for the period from May 6, 2014 (Inception) to June 30, 2014 as the Company had operating losses. The Company’s total net operating loss carry-forward was $9,493 as of June 30, 2014. The net operating loss carry-forward may be used to reduce taxable income through the year 2029. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of June 30, 2014 was approximately $2,839. A full valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured.

As reconciliation between the income taxes computed at the United States statutory rate and the Company's provision for income taxes is as follows:

June 30, 2014
United States federal income tax rate	35%
Valuation allowance-US federal income tax	35%

Provision for income tax	-

7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, " Subsequent Events ", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2014 up through the date was the Company issued the audited financial statements. During the period, the Company did not have any material recognizable subsequent events.

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled "Risk Factors," above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Plan of Operations

The sales of 25% or more of the offered shares in this Prospectus would allow the Company to keep its SEC reporting status, commence the implement plan of operations and towards generating revenues. If the actual sales of our stock can reach the 100% sales scenario, the Company could hire professionals to perform the work rather than by our sole Director and Officer Ms. Hao’s limited efforts. More funds available would allow us to develop a more professional website, marketing activities and consequently offer a more attractive service. Our general plan of operations in the next twelve months are set forth below:

Months	Plan of Operations
	Legal & Accounting	Office, telephone, utilities, etc.	Marketing	Website	Engineer Consultation	Material
1st-3rd	*	*	-	-	-	-
4th-6th	*	*	-	-	-	-
7th-9th	*	*	*	*	-	-
10th-12th	*	*	*	*	*	*

* represents activities engaged

Once we have raised enough funds to start this Plan of Operations, we prepare on accomplishing the following stages: In the very first few months, our sole Director and Officer Ms. Hao intends to contribute her second hand office basic equipment and furniture such as computer, printer & fax all in one machine, telephone, router for wireless internet, desk and sofa etc. While establishing the office, our sole Director and Officer plans to hire a third party for website development in order to set up our first brand image and getting ready for future marketing activities. And the most significant task during the period is that we intend to search and evaluate the potential downstream manufacturers for future collaboration. If our self-designed three types of hermetic sealed microelectronic packages are popular to the potential customers, after attending few industrial Exhibitions or fairs, we may start to order materials for engineering samples for our first small engineering sample order in the period of 10th to 12th month. Accordingly, we plan to hire engineering consultant to monitor the production process for quality control and assurance.

Breakdown operations plan as below:

Establish an office, Legal & Accounting (1st-12th)

In order to start the business, we have leased a service office located in Admiralty, Hong Kong at a rate of $100 per month including utilities, telephone and internet access. Our sole Director and Office intends to contribute on an as need basis, office equipment and furniture including computer, printer & fax all in one machine, telephone, router for wireless internet, desk and sofa, which would save us on cost and allow us to focus on marketing our services.

Legal & accounting is the essential daily operation segment. We plan to enter an engagement with a local accounting CPA firm to maintain our accounts and a law firm to take responsibility of our reporting status and legal opinions.

Website Development & Marketing (7th-12th)

We plan to hire a third party website designer to create a professional and informational website to promote our brand image and main business.

Beginning in the 9th month, we intend to undertake a limited product marketing initiative in Asia. We plan to attend electronics trade shows and exhibition in Hong Kong, mainland China and Japan to introduce our high quality hermetic sealed microelectronic packages to potential customers. Furthermore, our sole Director and Officer will use her industry connections, which she has established in the machinery manufacturing industry, to introduce our products to industrial experts for these endorsements. We also plan to undertake marketing efforts in the form of professional collaboration with our downstream factories’ client base. Our planned initial marketing efforts will be funded through the proceeds of the current offering and their execution will be dependent on, among other things, the successful completion of the financing sought through this prospectus.

Order Materials & Engineering Consultation (10th-12th)

With beginning of our planned marketing efforts in this period, we expect to receive our first customer engineering sample orders in the 10th – 12th months. Accordingly we expect to order material and hire engineering consultants to monitor the production process for quality control and assurance.

Results of Operations for the Period from May 6, 2014 (Date of Inception) to June 30, 2014

We generated no revenue and incurred $9,493 in expenses for the period from inception on May 6, 2014 to June 30, 2014. Our expenses consisted of general and administrative expenses. We therefore recorded a net loss of $9,493 for the period from inception on May 6, 2014 to June 30, 2014.

Liquidity and Capital Resources

As of June 30, 2014, we had total current assets of $7,566, consisting of cash and cash equivalents, deposit and prepayments, and current liabilities of $5,059. Accordingly, we had working capital of $2,507 as of June 30, 2014.

Our total expense is $9,493 and generated no cash for the period from May 6, 2014 (Date of Inception) to June 30, 2014. Financing activities during the period from May 6, 2014 (Date of Inception) to June 30, 2014, generated $12,000 in cash.

The table below shows our estimated use of funds and descriptions of our Plan of Operations in the 25%, 50%, 75% and 100% sales scenarios:

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold
Gross Proceeds from this Offering	$25,000	$50,000	$75,000	$100,000

Planned Expenditures:
Offering Expenses
-Legal and Accounting	$7,000	$7,000	$7,000	$7,000
-SEC Filing Fees	$3,000	$3,000	$3,000	$3,000
-Postage/Printing	$500	$500	$500	$500
Sub-total	$10,500	$10,500	$10,500	$10,500

Less:
Business Development
-Domain Name Fee	$10	$10	$10	$10
-Web Development	$500	$800	$900	$1,000
-Marketing	$4,936	$9,000	$11,250	$14,000
-Material	$3,500	$16,800	$27,000	$49,000
Sub-total	$8,946	$26,610	$39,160	$64,010

Less:
Admin. Expenses
-Registered Agent Fee - Nevada	$129	$129	$129	$129
-Annual List Fee	$325	$325	$325	$325
-Telephone/Printing/Mail/Office/Misc	$100	$300	$600	$800
-Engineer Consultation	$5,000	$12,000	$24,000	$24,000
-Others	$0	$136	$286	$236
Sub-total	$5,554	$12,890	$25,340	$25,490

Grand Expenditures	$25,000	$50,000	$75,000	$100,000
Investors must be aware that the above figures represent only estimated costs.

As estimated above, we expect to spend approximately maximum $100,000 toward the initial implementation of our business plan over the course of our next twelve months. In addition, professional fees and expenses are expected to be approximately $10,500. As of June 30, 2014, we had $3,901 in cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan to start some manufacturing. However, if substantially less than the maximum offering is sold our ability to execute on our full business plan will be limited by the financial resource and available to the Company. Our ability to smoothly operate the business in the next twelve months is contingent upon us obtaining adequate financing and/or realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fully fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue. This has raised substantial doubt for our auditors about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of June 30, 2014, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our sole Executive Officer and Director and her age as of June 30, 2014 is as follows:

Name	Age	Position(s) and Office(s) Held
Lijuan Hao	55	President, Chief Executive Officer, Secretary, Chief Financial Officer, and Director.

Set forth below is a brief description of the background and business experience of our current sole Executive Officer and Director.

Lijuan Hao.   Ms. Lijuan Hao, aged 55, a China Certified Senior Engineer, is currently an independent consultant. She graduated in 1981 from a three years College Degree in Mechanical Manufacturing at Chendu Technology University in China. Since then, for more than 9 years, Ms. Hao worked for IRICO Group Corporation formerly named Shaanxi IRICO Color Picture Tube Plant, a government owned entity, a company engaged in the manufactory of color television displays for 9 years. She was involved in repair and maintenance of mechanical equipment, and quality control and assurance of material and mechanical parts. Ms. Hao was also worked on the 21’’ CPT production line project into China including the first CPT and the first set of CPT glass bulb in China. From 1989 to July 1990, Ms. Hao was one of the professionals to be recruited to join in a joint venture corporation between Shenzhen Seg and HITACHI Japan namely Seg-HITACHI Display Devices Co. Ltd in Shenzhen. Ms. Hao also spent time training in Japan at HITATCHI. From that time on till her mandatory retirement in 2009, Ms. Hao was the Head of Equipment & Mechanical Lubrication Department of Seg-HITACHI Corporation managing over 250 staffs. Ms. Hao also obtained her China Senior Engineer Certificate in 1993 and received another 3 years College Degree in the major of Estate Management from Shenzhen University in 2001. In the past 5 years, Ms. Hao worked as an independent consultant to manufacturing factories.

Directors

Our bylaws authorize no less than one (1) director. We currently have one Director.

Term of Office

Our sole Director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole Officer is appointed by our Board of Directors and holds office until removed by the board.

Significant Employees

We have no significant employees other than our sole Officer and Director.

Executive Compensation

Compensation Discussion and Analysis

The Company presently does not have employment agreements with its sole Executive Director and Officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by a start-up business, the Company has not paid any cash and/or stock compensation to its named executive officer.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lijuan Hao, President, Treasurer, Secretary, CFO, and Director	2014	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named sole Executive Director and Officer above does not currently receive any compensation from the Company for her service as a Director and Officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all equity awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from May 6, 2014 (Inception) to June 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Lijuan Hao	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from May 6, 2014 (Inception) to June 30, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lijuan Hao, Sole Director and Officer	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our sole Director and Officer Ms. Hao does not currently receive any compensation from the Company for her service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2014, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 12,000,000 shares of common stock issued and outstanding on June 30, 2014.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common	Lijuan Hao (1)(3)	10,000,000	83.33%

Common	Total all executive officers and directors as a Group (1 Person)	10,000,000	83.33%

Common	Grenfell Capital Limited (2)(4)	2,000,000	16.67%

(1) Correspondence address at Suite 3906, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong.

(2) Correspondence address at Suite 705, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong.

(3) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Lijuan Hao is the only "promoter" of our Company.

(4) The nature person who has the dispositive power with respect to the shares held by Grenfell Capital Limited is Mr. Con Unerkov.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.	On May 16, 2014 our current President, Treasurer, Secretary, CFO, and sole Director, Ms. Lijuan Hao, contributed our initial equity capital by purchasing ten million (10,000,000) shares of common stock in exchange for $10,000 at a price of $0.001 per share.

2.	On the same day, Grenfell Capital Limited (i) completed the subscription agreement with us for purchasing one thousand nine hundred ninety nine thousand and nine hundred and ninety nine (1,999,999) shares of common stock at a subscription price of $0.001 per share for a total subscription price of $1,999 and (ii) purchased one (1) share of common stock from the Incorporator of the Company.

3.	On May 26, the Company paid a shareholder, Grenfell Capital Limited, $3,500 for corporate services in preparation of Registration Statement Form S-1 and filing services, and $1,200 for rental of service office for one year.

Available Information

Once our Prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Expenses Related to this Offering
SEC Registration Fee	$12.88
Legal & Accounting Fee	$7,000
Printing Fee	$500
Auditing & EDGAR Services	$3,000
Total (1)	$10,512.88

(1)	All amounts are estimated, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our sole Officer and Director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

The Company is authorized to issue up to 75,000,000 shares of Common Stock with a par value of $0.001. On May 6, 2014, the incorporation date, the Company issued 1 share at a price of $0.001 per share to the incorporator Ms. Lu Xia. During the period from the date of incorporation on May 6, 2014 to June 30, 2014, we sold of 10,000,000 shares of common stock at a subscription price of $0.001 per share for a total subscription of $10,000 on May 16, 2014 to Ms. Lijuan Hao, our current President, Treasurer, Secretary, CFO, and sole Director. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

One the same date, Grenfell Capital Limited subscribed 1,999,999 shares of common stock at a price of $0.001 per share and paid for a total subscription of $1,999.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of Pantop Corporation dated May 6, 2014.
3.2	Amended Articles of Incorporation of Pantop Corporation approved and adopted on May 12, 2014.
3.3	Amended By-laws of Pantop Corporation approved and adopted on May 12, 2014.
5.1	Legal Opinion of Independent Counsel
10.1	Consulting Agreement
23.1	Consent of Independent Registered Public Accounting Firm

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4.   That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hong Kong, on November 7, 2014.

PANTOP CORPORATION

By: /s/ Lijuan Hao

Lijuan Hao

President, Treasurer, Secretary,

Chief Financial Officer, and sole Director

(Principal Executive Officer,

Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Lijuan Hao

Lijuan Hao

President, Treasurer, Secretary,

Chief Financial Officer, and sole Director

(Principal Executive Officer,

Principal Accounting Officer)